UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2006 (July 12, 2006)

UAP Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 12, 2006, United Agri Products, Inc. (“UAP, Inc.”), and certain of its subsidiaries amended its second amended and restated credit agreement dated June 1, 2006 to include and address the application of collateral proceeds to unpaid interest rate hedging obligations. The application of the collateral to such obligations was not previously addressed in the credit agreement. The amendment also increased the limit for unpaid swap related reimbursement obligations from $10 million to $20 million and added a limit on unpaid hedging obligations of $20 million.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of July 12, 2006, to Second Amended and Restated Credit Agreement, dated as of June 1, 2006 among United Agri Products, Inc., UAP Distribution, Inc., Loveland Products, Inc., United Agri Products Canada, Inc., General Electric Capital Corporation, GE Holding Company, and the lenders set forth on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2006		UAP HOLDING CORP. (Registrant)

	By:	/s/ Todd A. Suko
Todd A. Suko Vice President, Secretary and General Counsel